EXECUTION COPY

CREDIT SUISSE SECURITIES (USA) LLC Eleven Madison Avenue New York, NY 10010	CREDIT SUISSE Eleven Madison Avenue New York, NY 10010
CONFIDENTIAL
February 17, 2006
Alion Science and Technology Corporation
1750 Tysons Boulevard
McLean, VA 22102

Attention:	John M. Hughes Chief Financial Officer
Alion Science and Technology Corporation
$50,000,000 Incremental Term Loan Facility
Amendment to Existing Term Loan Facility
Commitment Letter
Ladies and Gentlemen:
     Reference is made to the Credit Agreement dated as of August 2, 2004, as amended pursuant to that certain Incremental Term Loan Assumption Agreement and Amendment No. 1 dated as of April 1, 2005 (the “Credit Agreement”), among Alion Science and Technology Corporation, a Delaware corporation (the “Borrower” or “you”), the lenders party thereto (the “Lenders”) and Credit Suisse (formerly known as Credit Suisse First Boston, “CS”), as Administrative Agent and Collateral Agent. Terms used but not defined in this commitment letter (this “Commitment Letter”) shall have the meanings assigned thereto in the Credit Agreement.
     You have informed CS, in its capacity as the Administrative Agent, and Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their respective affiliates, “Credit Suisse”, “we” or “us”) that (a) you intend to consummate one or more Permitted Acquisitions, (b) pursuant to Section 2.24 of the Credit Agreement, you desire to obtain Incremental Term Loan Commitments for additional Term Loans (or, to the extent contemplated by the fourth paragraph of the fee letter dated the date hereof, among the Borrower, CS and CS Securities (the “Fee Letter”), Other Term Loans) in an aggregate principal amount of $50,000,000 (the “Incremental Term Facility”) and to use the proceeds thereof to finance such Permitted Acquisitions, to pay related fees and expenses and for other general corporate purposes and (c) you desire to amend certain provisions of the Credit Agreement in order (i) to give effect to the making of loans under the Incremental Term Facility and the treatment of such loans as Term Loans for all purposes of the Credit Agreement and the other Loan Documents, (ii) to modify certain of the financial covenants contained therein and (iii) to make certain other changes thereto (the “Related Amendment”).
     In connection with the foregoing, (a) CS is pleased to advise you of its commitment to provide the entire principal amount of the Incremental Term Facility and (b) CS Securities is pleased to advise you of its agreement to use commercially reasonable efforts to arrange the Related Amendment, in each case upon the terms and subject to the conditions set forth in this Commitment Letter.
     You hereby appoint (a) CS Securities to act, and CS Securities hereby agrees to act, as sole bookrunner and sole lead arranger in respect of the Incremental Term Facility, and (b) CS to act, and CS hereby agrees to act, as sole administrative agent and sole collateral agent in respect of the Incremental Term Facility. Each of CS Securities and CS, in such capacities, will perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that no other titles will be awarded and no compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letter) will be paid in connection with the Incremental Term Facility or the Related Amendment unless you and we shall so agree.
     We reserve the right, prior to or after the execution of definitive documentation for the Incremental Term Facility, to syndicate all or a portion of our commitment in respect of the Incremental Term Facility to a group of financial institutions identified by us in consultation with and reasonably acceptable to you (together with CS, the “New Term Lenders”). We intend to commence syndication efforts promptly upon the execution of this Commitment Letter, and you agree actively to assist us in completing a satisfactory syndication. Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit from your existing lending and investment banking relationships, (b) direct contact (at times mutually agreed) between senior management, representatives and advisors of the Borrower and the proposed New Term Lenders, (c) assistance by you in the preparation of a Confidential Information Memorandum for the Incremental Term Facility and other marketing materials to be used in connection with the syndication, (d) prior to the launch of the syndication, the obtaining of ratings for the Incremental Term Facility from each of Standard & Poor’s Ratings Service and Moody’s Investors Service, Inc., and (e) the hosting, with CS Securities, of one or more meetings (at times mutually agreed) of prospective New Term Lenders. You agree, at the request of CS Securities, to assist in the preparation of a version of the Confidential Information Memorandum and other marketing materials and presentations to be used in connection with the syndication of the Incremental Term Facility, consisting exclusively of information and documentation that is either (i) publicly available or (ii) not material with respect to the Borrower and its subsidiaries and any of their respective securities for purposes of United States Federal and state securities laws.
     CS Securities will manage, in consultation with you, all aspects of the syndication of the Incremental Term Facility, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate and the allocation of the commitments among the New Term Lenders (subject to the institutions which will participate and the commitment allocations being reasonably acceptable to you).
     To assist CS Securities in its syndication efforts, you agree promptly to prepare and provide to Credit Suisse all information with respect to the Borrower and its subsidiaries,

including all financial information and projections (the “Projections”), as we may reasonably request. You hereby represent and covenant that (a) all information other than the Projections and information of a general economic nature (the “Information”), taken as a whole, that has been or will be prepared by or on behalf of you or any of your representatives and that has been or will be made available to Credit Suisse by you or any of your representatives in connection with the transactions contemplated hereby is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be prepared by or on behalf of you or any of your representatives and that have been or will be made available to Credit Suisse by you or any of your representatives in connection with the transactions contemplated hereby have been or will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time the related Projections are made available to Credit Suisse (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, and that no assurance can be given that such Projections will be realized). You agree that if at any time prior to the closing of the Incremental Term Facility and the effectiveness of the Related Amendment any of the representations in the preceding sentence would be incorrect if the Information and Projections were being furnished, and such representations were being made by you, at such time, then you will promptly supplement the Information and the Projections so that such representations will be correct under those circumstances. In arranging and syndicating the Incremental Term Facility and arranging the Related Amendment, we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.
     As consideration for CS’s commitment hereunder, and CS Securities’s and CS’s agreements to perform the services described herein, you agree to pay to CS Securities the fees set forth in the Fee Letter.
     CS’s commitment hereunder, and CS Securities’s and CS’s agreements to perform the services described herein, are subject to (a) our not having discovered or otherwise become aware of any information not previously disclosed to us that we believe to be inconsistent in a material and adverse manner with our understanding, based on the information, taken as a whole, provided to us prior to the date hereof, of the business, assets, liabilities, operations, financial condition or Projections of the Borrower and its subsidiaries, taken as a whole, (b) there not having occurred any event, change or condition since September 30, 2005 (the date of the most recent audited financial statements of the Borrower delivered to Credit Suisse as of the date hereof) that, individually or in the aggregate, has caused, or could reasonably be expected to cause, a material adverse condition in or materially adverse effect on the business, assets, liabilities, operations or financial condition of the Borrower and its subsidiaries, taken as a whole, (c) the absence of a material disruption or adverse change in financial, banking or capital markets generally, or in the market for new issuances of leveraged loans in particular, in each case that, in CS Securities’s reasonable judgment, could be expected to materially impair the syndication of the Incremental Term Facility, (d) our satisfaction that, prior to and during the syndication of the Incremental Term Facility, there shall be no other issues of debt securities or commercial bank or other credit facilities of the Borrower or its subsidiaries being offered, placed or arranged, (e) the negotiation, execution and delivery of definitive documentation with respect to the Incremental Term Facility reflecting the terms and conditions set forth herein and in the Credit Agreement and otherwise reasonably satisfactory to Credit Suisse and its counsel, (f) CS Securities’s having been afforded a period of at least 20 consecutive days following the launch of the general syndication of the Incremental Term Facility (“launch” being defined as the date of the general meeting with prospective New Term Lenders) and immediately prior to the closing date to syndicate the Incremental Term Facility and (g) your compliance with the terms of the Fee Letter.
     You acknowledge that Credit Suisse may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. Neither we nor any of our affiliates will use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you in connection with the performance by us of services for other companies, and we will not furnish any such information to other companies. You also acknowledge that neither we nor any of our affiliates has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us from other companies.
     You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and Credit Suisse is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether Credit Suisse has advised or is advising you on other matters, (b) Credit Suisse, on the one hand, and you, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of Credit Suisse, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that Credit Suisse is engaged in a broad range of transactions that may involve interests that differ from your interests and that Credit Suisse has no obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship, and (e) you waive, to the fullest extent permitted by law, any claims you may have against Credit Suisse for breach of fiduciary duty or alleged breach of fiduciary duty and agree that Credit Suisse shall have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.
     This Commitment Letter shall not be assignable by you without the prior written consent of CS and CS Securities (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnitees (as defined below)), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnitees). CS may assign its commitment hereunder to any of its affiliates or, with your consent (which shall not be unreasonably withheld or delayed), to any prospective New Term Lender. Any such assignment to an affiliate will not relieve CS from any of its obligations hereunder unless and until such affiliate shall have funded the portion of the commitment so assigned (or the commitment of CS hereunder shall have otherwise terminated in accordance with the terms of this Commitment Letter). Any such assignment to a prospective New Term Lender shall release CS from the portion of its commitment hereunder so assigned. Any and all obligations of, and services to be provided by, CS Securities or CS hereunder may be performed and any and all rights of CS Securities or CS hereunder may be exercised by or through any of their respective affiliates or branches. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by CS Securities, CS and you. This Commitment Letter may be

executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof. THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER.
     Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter or the transactions contemplated hereby in any New York State or in any such Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your affiliates, officers, directors, employees, attorneys, accountants and advisors on a confidential and need-to-know basis or (b) as required by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof). Credit Suisse acknowledges and agrees that the Borrower may file this Commitment Letter with the Securities and Exchange Commission as an exhibit to any of its periodic reports. Credit Suisse acknowledges and agrees that the provisions of Section 9.16 (Confidentiality) of the Credit Agreement apply to all Information (as defined therein) provided by the Borrower to Credit Suisse hereunder or in connection with the Incremental Term Facility.
     Notwithstanding anything herein to the contrary, any party to this Commitment Letter (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Commitment Letter and the Fee Letter and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that (i) tax treatment and tax structure shall not include the identity of any existing or future party (or any affiliate of such party) to this Commitment Letter or the Fee Letter and (ii) no party shall disclose any information relating to such tax treatment and tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws. For this purpose, the tax treatment of the transactions contemplated by this Commitment Letter and the Fee Letter is the purported or claimed U.S. federal income tax treatment of such transactions and the tax structure of such transactions is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of such transactions.

     The Borrower acknowledges and agrees that the provisions of Section 9.05 (Expenses; Indemnity) of the Credit Agreement apply to the actions and activities of Credit Suisse and its Related Parties (collectively referred to as “Indemnitees”) under this Commitment Letter and the Fee Letter and in connection with the proposed Incremental Term Facility and the Related Amendment.
     The compensation, reimbursement, indemnification, confidentiality, jurisdiction and waiver of jury trial provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation for the Incremental Term Facility or the Related Amendment shall be executed and delivered and notwithstanding the termination of this Commitment Letter.
     You acknowledge that the Related Amendment will require the consent of the Required Lenders and each Term Lender. CS supports the Related Amendment and intends to recommend the Related Amendment to the Lenders for their approval, but no assurance can be given that such approval will be obtained.
     Credit Suisse hereby notifies you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), Credit Suisse and each New Term Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address, tax identification number and other information regarding the Borrower that will allow Credit Suisse or such New Term Lender to identify the Borrower in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to Credit Suisse and each New Term Lender.
     If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to us executed counterparts hereof and the Fee Letter by not later than 5:00 p.m. (New York City time) on February 20, 2006. CS’s commitment hereunder, and CS Securities’s and CS’s agreements to perform the services described herein, will expire at such time in the event that Credit Suisse has not received such executed counterparts in accordance with the immediately preceding sentence. In the event the initial borrowing in respect of the Incremental Term Facility does not occur on or before March 15, 2006, then this Commitment Letter, CS’s commitment and CS Securities’s and CS’s agreements to perform the services described herein shall automatically terminate unless Credit Suisse shall, in its discretion, agree to an extension. Neither the execution and delivery of this Commitment Letter nor the termination hereof shall affect your obligations under the fee letter dated June 10, 2004, between the Borrower and CS. The Borrower and Credit Suisse agree that this Commitment Letter and the Fee Letter shall be effective as of February 15, 2006.
[Remainder of this page intentionally left blank]

     Credit Suisse is pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

by		/s/ Christopher G. Cunningham

	Name:	Christopher G. Cunningham
	Title:	Managing Director

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

by		/s/ Robert Hetu

	Name:	Robert Hetu
	Title:	Managing Director

by		/s/ Cassandra Droogan

	Name:	Cassandra Droogan
	Title:	Vice President

Accepted and agreed as of the date first above written:

ALION SCIENCE AND TECHNOLOGY CORPORATION

by		/s/ John M. Hughes

	Name:	John M. Hughes
	Title:	Chief Financial Officer